                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                            Securities Act of 1934



Date of Report (Date of earliest event reported):  October 7, 1999


                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)


Delaware                             0-22802                          36-3904053
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(State or other                    (Commission                     (IRS Employer
jurisdiction of                      File No.)               Identification No.)
incorporation)


     14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                   (Address of principal executive offices)


                                (303) 278-9500
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5.  Other Events.

     Boston Chicken, Inc. (the "Company") has been advised that effective as of the close of business on October 7, 1999, the Company's common stock is no longer eligible to be traded on the OTC Bulletin Board ("OTCBB"). The Company does not meet the OTCBB's Eligibility Requirement, which permits only those companies that report their current financial information to the Securities and Exchange Commission to be traded on the OTCBB. The Company is not current in filing its periodic reports, including financial information, under the Securities Exchange Act of 1934, as amended. The Company's common stock is currently quoted on the National Quotation Bureau, LLC ("NQB") "Pink Sheets" and the Company's convertible subordinated debt securities are currently quoted on the NQB "Yellow Sheets."

     The Company filed a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Arizona, on October 5, 1998. As previously disclosed, holders of the Company's equity securities will retain no value under a Chapter 11 reorganization plan and the value, if any, retained by holders of the Company's debt securities under a plan of reorganization will be the result of negotiations among the Company and its creditors.



                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 7, 1999


                                    BOSTON CHICKEN, INC.



                                    By:            /s/Greg Uhing
                                         ---------------------------------------
                                                      Greg Uhing
                                               Senior Vice President and
                                                Chief Financial Officer
                                             (Principal Financial Officer)